Exhibit 99.1

Airgas Confirms Receipt of Unsolicited Proposal from Air Products

Stockholders Advised to Take No Action Pending Review by Airgas’ Board of Directors

RADNOR, Pa.--(BUSINESS WIRE)--February 5, 2010--Airgas, Inc. (NYSE: ARG) today confirmed that it has received an unsolicited proposal from Air Products & Chemicals, Inc. (NYSE: APD) (“Air Products”) to acquire the company for $60.00 per share.

Airgas’ Board of Directors will review the proposal with its financial and legal advisors. Airgas shareholders are advised to take no action at this time.

The Company noted that in December 2009 Airgas received a cash and stock proposal from Air Products with an implied value of $62 per share, and that in October 2009 Airgas received an all-stock proposal from Air Products with an implied value of $60 per share. Airgas’ Board of Directors, after consultation with its financial and legal advisors, unanimously determined that Air Products’ proposals were not in the best interests of Airgas or its shareholders, as they grossly undervalued Airgas. In responding to the proposal received in December, the Board also noted that a significant portion of the consideration was in the form of Air Products stock, which has historically underperformed Airgas stock. The Airgas Board informed Air Products of its determination, sending the following letter on January 4, 2010 to John McGlade, Air Products’ Chairman, President and Chief Executive Officer:

January 4, 2010

Mr. John E. McGlade
Chairman, President, and CEO
Air Products and Chemicals, Inc.
7201 Hamilton Boulevard
Allentown, PA 18195

Dear John:

Our Board of Directors met and thoroughly considered the proposal set forth in your December 17 letter. It is their unanimous view that the Air Products proposal grossly undervalues Airgas. Therefore, the Board is not interested in pursuing your company’s proposal and continues to believe that there is no reason to meet.

Airgas’ management has consistently created long-term shareholder value, as measured by stock price appreciation and total shareholder returns (stock price appreciation plus dividends).

- In every cumulative annual period since 2000, measured from the first of each calendar year to Dec 31, 2009, Airgas’ stock price has consistently outperformed Air Products’ with the exception of 2009.

- Airgas’ stock price appreciated 80% over the last five years and 415% over the last ten years, compared to just 40% and 145% for Air Products’ shares over the same periods.

- Airgas has achieved total cumulative shareholder returns of 22%, 89%, and 434% over the last three, five and ten years respectively, versus Air Products’ 23%, 56% and 197%. From the time of its initial public offering in December 1986, Airgas’ total shareholder return has exceeded 4,400% as compared to approximately 1,300% for Air Products over the same period.

Airgas’ entrepreneurial culture and customer-centric business model produced operating performance superior to that of Air Products through the last cycle, in expanding and contracting economic conditions. From CY2001 through CY2008, Airgas generated a 24% compound annual growth rate in operating income from continuing operations, compared to Air Products’ 8%.

Airgas’ associates, with the support of our Board of Directors and shareholders, have built the most valuable independent industrial gas company in the world. We have an outstanding performance record, and strong prospects for organic and acquisition growth in the coming years. Air Products’ unsolicited approach is simply an opportunistic attempt to buy Airgas at a bargain price, exploiting a brief anomaly in the historic comparative equity market performance of our two companies, just as the economy begins its recovery. Recent performance alone is not indicative of what our respective companies are capable of achieving. Under the terms of Air Products’ proposal, our shareholders would sacrifice real value and opportunity, and exchange a dynamic growth stock for one that has significantly underperformed Airgas stock over an extended period of time.

While we agree that the benefits of a letter writing campaign between our two companies have been exhausted, we strongly disagree with many of the assertions in your December 17th letter. In particular, we believe that a combination of our two companies could destroy rather than create value; that you underestimate the seriousness of your advisors’ conflicts; and that your characterization of my one conversation with you is inaccurate and misleading.

Air Products’ proposal grossly undervalues Airgas and its prospects for continued growth and shareholder value creation. Accordingly, our Board of Directors is not interested in pursuing your company’s proposal.

Sincerely yours,

/s/ Peter McCausland
Chairman and CEO

BofA Merrill Lynch and Goldman, Sachs & Co. are serving as financial advisors, and Wachtell, Lipton, Rosen & Katz is serving as legal counsel to Airgas.

About Airgas, Inc.

Airgas, Inc. (NYSE: ARG), through its subsidiaries, is the largest U.S. distributor of industrial, medical, and specialty gases, and hardgoods, such as welding equipment and supplies. Airgas is also one of the largest U.S. distributors of safety products, the largest U.S. producer of nitrous oxide and dry ice, the largest liquid carbon dioxide producer in the Southeast, and a leading distributor of process chemicals, refrigerants, and ammonia products. More than 14,000 employees work in over 1,100 locations, including branches, retail stores, gas fill plants, specialty gas labs, production facilities and distribution centers. Airgas also distributes its products and services through eBusiness, catalog and telesales channels. Its national scale and strong local presence offer a competitive edge to its diversified customer base. For more information, please visit www.airgas.com.

Forward-Looking Statements

This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to: our having strong prospects for organic and acquisition growth in the coming years; the economy just beginning its recovery; the view that under the terms of Air Products’ proposal, our shareholders would sacrifice real value and opportunity; our belief that a combination of our two companies could destroy rather than create value; and our prospects for continued growth and shareholder value creation. We intend that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. We assume no obligation to revise or update any forward-looking statements for any reason, except as required by law. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include: adverse changes in customer buying patterns resulting from further deterioration in current economic conditions; weakening in the operating and financial performance of our customers, which can negatively impact our sales and ability to collect our accounts receivable; postponement of projects due to the recession; customer acceptance of price increases; the success of implementing and continuing our cost reduction programs; supply cost pressures; increased industry competition; our ability to successfully identify, consummate, and integrate acquisitions; our ability to achieve acquisition synergies; our continued ability to access credit markets on satisfactory terms; significant fluctuations in interest rates; increases in energy costs and other operating expenses eroding planned cost savings; higher than expected implementation costs of the SAP system; conversion problems related to the SAP system that disrupt our business and negatively impact customer relationships; the impact of tightened credit markets on our customers; the impact of changes in tax and fiscal policies and laws; the potential for increased expenditures relating to compliance with environmental regulatory initiatives; the impact of new environmental, healthcare, tax, accounting, and other regulation; continued potential liability under the Multiemployer Pension Plan Amendments Act of 1980 with respect to our participation in or withdrawal from multi-employer pension plans for our union employees; the extent and duration of current recessionary trends in the U.S. economy; the effect of catastrophic events; political and economic uncertainties associated with current world events; and other factors described in the Company’s reports, including its March 31, 2009 Form 10-K, subsequent Forms 10-Q, and other forms filed by the Company with the Securities and Exchange Commission.

CONTACT:
Media:
Airgas, Inc.
Jay Worley, 610-902-6206
jay.worley@airgas.com
or
Joele Frank, Wilkinson Brimmer Katcher
Joele Frank / Dan Katcher / Andrew Siegel
212-355-4449
or
Investors:
Airgas, Inc.
Barry Strzelec, 610-902-6256
barry.strzelec@airgas.com